Exhibit 99.(a)(23)

MARKET INFORMATION AND GRAPHS

RELATIVE SHARE PRICES OF GOLD FIELDS, HARMONY
AND ANGLO GOLD ASHANTI SINCE OCTOBER 15 2004

GOLD PRICE